Exhibit 99.1

Contact:

MicroStrategy Incorporated

Investor Relations

ir@microstrategy.com

(703) 848-8600

MicroStrategy Announces

First Quarter 2016 Financial Results

TYSONS CORNER, Va., April 27, 2016 - MicroStrategy® Incorporated (Nasdaq: MSTR), a leading worldwide provider of enterprise software platforms, today announced financial results for the three-month period ended March 31, 2016 (the first quarter of its 2016 fiscal year).

First quarter 2016 revenues were $119.0 million versus $123.9 million for the first quarter of 2015, a 4% decrease. Product licenses and subscription services revenues for the first quarter of 2016 were $29.8 million versus $27.4 million for the first quarter of 2015, a 9% increase. Product support revenues for the first quarter of 2016 were $68.5 million versus $69.3 million for the first quarter of 2015, a 1% decrease. Other services revenues for the first quarter of 2016 were $20.8 million versus $27.1 million for the first quarter of 2015, a 24% decrease. Foreign currency headwinds continued to have a negative impact on revenues for the first quarter of 2016.

Operating expenses for the first quarter of 2016 were $76.4 million versus $74.1 million for the first quarter of 2015, a 3% increase. In addition, MicroStrategy did not capitalize any software development costs during the first quarter of 2016, as compared to $5.4 million in software development costs capitalized during the first quarter of 2015.

Income from operations for the first quarter of 2016 was $19.8 million, as compared to income from operations of $22.6 million for the first quarter of 2015. Net income for the first quarter of 2016 was $14.3 million, or $1.24 per share on a diluted basis, as compared to net income of $20.5 million, or $1.79 per share on a diluted basis, for the first quarter of 2015.

Non-GAAP income from operations, which excludes share-based compensation expense and restructuring costs, was $21.3 million for the first quarter of 2016 versus $26.3 million for the first quarter of 2015.

As of March 31, 2016, MicroStrategy had cash and cash equivalents and short-term investments of $536.3 million, as compared to $485.7 million as of December 31, 2015, an increase of $50.6 million. As of March 31, 2016, MicroStrategy had 9.4 million shares of class A common stock and 2.0 million shares of class B common stock outstanding.

The tables at the end of this press release include a reconciliation of income from operations to non-GAAP income from operations for the three months ended March 31, 2016 and 2015. An explanation of this non-GAAP measure is also included under the heading “Non-GAAP Financial Measure” below.

Conference Call

MicroStrategy will be discussing its first quarter 2016 financial results on a conference call today beginning at approximately 5:00 p.m. EDT. To access the conference call, dial (844) 824-7425 (domestically) or (716) 220-9429 (internationally) and use conference ID 95287609. A live webcast and replay of the conference call will be available under the “Events & Presentations” section on MicroStrategy’s investor relations website at http://ir.microstrategy.com/events.cfm. The replay will be available beginning approximately two hours after the call concludes until May 2, 2016 at (855) 859-2056 (domestically) or (404) 537-3406 (internationally) using the passcode 95287609. An archived webcast will also be available under the “Events & Presentations” section on MicroStrategy’s investor relations website at http://ir.microstrategy.com/events.cfm.

MicroStrategy Launched MicroStrategy 10.3™

In March, MicroStrategy unveiled MicroStrategy 10.3, the latest release of its groundbreaking enterprise analytics platform MicroStrategy 10 Secure Enterprise™. This release features new data discovery capabilities and a collection of ease-of-use enhancements designed to advance business user adoption within the enterprise. To try MicroStrategy 10.3 using the new Express Install, visit: http://www.microstrategy.com/us/free-trial.

Available as a free upgrade to all cloud and on-premises customers who are current on maintenance, version 10.3 introduces new visualization capabilities for data discovery users, new gateways to leverage existing enterprise assets, a simplified express installation, and a variety of ease-of-use improvements throughout the platform. To learn more about MicroStrategy 10.3, visit: http://ir.microstrategy.com/releasedetail.cfm?ReleaseID=960648.

“We take great pride in delivering a relevant, powerful and easy-to-use analytics platform to the market,” said Tim Lang, CTO, MicroStrategy Incorporated. “Both business and technology leaders rely on MicroStrategy as an across-the-board enterprise analytics platform because it strikes the right balance between the agility of self-service data discovery and the large-scale enterprise demands of governance, security, and performance.”

MicroStrategy 10™ Showcased in BI Bake-Off at Gartner Business Intelligence and Analytics Summit

In March, MicroStrategy announced that MicroStrategy 10 was showcased in the BI Bake-Off, a product face-off that took place at the Gartner Business Intelligence and Analytics Summit at the Gaylord Texan Hotel & Convention Center in Grapevine, Texas. MicroStrategy customers Dr Pepper Snapple Group, Interstate Batteries, and Ryder System presented on enterprise data discovery with MicroStrategy 10. Each customer speaker explained how they have deployed self-service to decentralized teams and expanded analytics to new business groups while managing data governance through a centralized semantic architecture.

At this year’s BI Bake-Off, MicroStrategy was invited, along with Microsoft, Qlik and Tableau, to demonstrate its data discovery capabilities in an interactive and light-hearted environment – see MicroStrategy’s bake-off video here. Each vendor was asked to make data-driven decisions analyzing publicly available College Scorecard Data provided by the U.S. Department of Education. The questions asked of vendors were designed with specific data discovery functionalities and business user challenges in mind. MicroStrategy demonstrated the capabilities of MicroStrategy 10, including its data blending, data preparation, governed data discovery, and mobile features.

“MicroStrategy emerged as a top performer in 13 of the 15 categories Gartner considers critical to success with BI and analytics,” said Mark Gambill, CMO, MicroStrategy Incorporated. “Our inclusion in the BI Bake-Off underscores the importance of our groundbreaking enterprise analytics platform in the market and motivates us to continue to expand its innovative capabilities and value for our customers.”

Gartner Report “MicroStrategy’s Version 10 Blends Agile Data Discovery With Governed BI and Analytics” Published

In February, MicroStrategy announced that leading analyst firm Gartner published a report titled “MicroStrategy’s Version 10 Blends Agile Data Discovery With Governed BI and Analytics”[1]. A copy of the Gartner report is available, compliments of MicroStrategy, at: http://www.microstrategy.com/us/go/gartner-report-microstrategy-10.

The Gartner report outlines the following strategic planning assumptions: “By 2018, data discovery and data management evolution will drive most organizations to augment centralized analytic architectures with decentralized approaches. By 2017, 75% of IT organizations will have a bimodal capability; half will not handle this well, by either remaining overcontrolling or outright ignoring the risks of more agile approaches. By 2018, smart, governed, Hadoop-based, search-based and visual-based data discovery will converge into a single set of next-generation data discovery capabilities, as components of a modern BI and analytics platform.”

“MicroStrategy’s innovative capabilities strike the right balance between agile data discovery and enterprise scalability, giving the market both data discovery and enterprise BI in a single analytics platform,” said Michael J. Saylor, Chairman, President and CEO, MicroStrategy Incorporated. “We welcome Gartner’s assessment of MicroStrategy 10’s capabilities and our overall company strategy.”

MicroStrategy Held its 19th Annual User Conference in Miami

In February, MicroStrategy held its 19th annual user conference, MicroStrategy World 2016, at the Miami Beach Convention Center. The conference featured more than 160 distinct sessions and 50 customer speakers, inspiring keynotes, numerous hands-on workshops, and countless opportunities to network with MicroStrategy’s vast ecosystem of partners. All technical sessions and brand new training workshops highlighted MicroStrategy 10 and how attendees can leverage its latest features and capabilities to build apps and dashboards, find answers, and complete tasks faster.

Speakers included 24 Hour Fitness, Ahold, AIG, Amazon Web Services, Boston Children’s Hospital, Cisco Systems, International Post Corporation, Jabil Circuit, Netflix, Overstock.com, and Ryder Systems. Customers were trained to successfully extract value from big data, build mobile productivity apps, move their on-premises analytics to the cloud, and deploy smartphone-based security applications.

MicroStrategy Announced its 2016 Symposium Series

In March, MicroStrategy announced its 2016 Symposium Series, a global tour showcasing the MicroStrategy 10.3 release of its groundbreaking enterprise analytics platform MicroStrategy 10 Secure Enterprise™. The 20-city global tour represented a unique opportunity for participants to learn about the latest advances in big data analytics, data discovery, mobile application development, and enterprise data security enabled by MicroStrategy’s unified analytics platform.

Each one-day event, which took place in cities across North America, Europe, the Middle East, and Asia in April, demonstrated version 10.3’s functionality during an executive keynote, followed by a day filled with 12 to 16 breakout sessions and hands-on workshops that covered: Analytics – big data, predictive analytics, data discovery, dashboards and visualizations, and enterprise-wide deployments; Mobility – mobile analytics, workforce productivity apps, and custom mobile app development for end users; and Security – employee access, customer access, enterprise security and analytics.

[1]	Gartner “MicroStrategy’s Version 10 Blends Agile Data Discovery With Governed BI and Analytics” by Cindi Howson, Rita L. Sallam, Josh Parenteau, December 11, 2015.

Non-GAAP Financial Measure

MicroStrategy is providing a supplemental financial measure for income from continuing operations that excludes the impact of share-based compensation arrangements and restructuring activities. This financial measure is not a measurement of financial performance under generally accepted accounting principles in the United States (“GAAP”) and, as a result, this financial measure may not be comparable to similarly titled measures of other companies. Management uses this non-GAAP financial measure internally to help understand, manage, and evaluate business performance and to help make operating decisions. MicroStrategy believes that this non-GAAP financial measure is also useful to investors and analysts in comparing its performance across reporting periods on a consistent basis because it excludes a significant non-cash expense that MicroStrategy believes is not reflective of its general business performance and restructuring charges that we believe are not reflective of ongoing operating results. In addition, accounting for share-based compensation arrangements requires significant management judgment and the resulting expense could vary significantly in comparison to other companies. Therefore, MicroStrategy believes the use of this non-GAAP financial measure can also facilitate comparison of MicroStrategy’s operating results to those of its competitors.

About MicroStrategy Incorporated

Founded in 1989, MicroStrategy (Nasdaq: MSTR) is a leading worldwide provider of enterprise software platforms. The Company’s mission is to provide enterprise analytics, mobility, and security platforms that are flexible, powerful, scalable, and user-friendly. To learn more, visit MicroStrategy online, and follow us on Facebook and Twitter.

MicroStrategy, MicroStrategy 10, MicroStrategy 10 Secure Enterprise, MicroStrategy 10.2, MicroStrategy 10.3, and MicroStrategy Analytics are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

This press release may include statements that may constitute “forward-looking statements,” including estimates of future business prospects or financial results and statements containing the words “believe,” “estimate,” “project,” “expect,” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results of MicroStrategy Incorporated and its subsidiaries (collectively, the “Company”) to differ materially from the forward-looking statements. Factors that could contribute to such differences include: the extent and timing of market acceptance of MicroStrategy’s new offerings, including MicroStrategy 10.3; the impact on our business of the restructuring plan we adopted in the third quarter of 2014; the Company’s ability to recognize revenue or deferred revenue through delivery of products or satisfactory performance of services; continued acceptance of the Company’s other products in the marketplace; fluctuations in tax benefits or provisions; the timing of significant orders; delays in or the inability of the Company to develop or ship new products; competitive factors; general economic conditions, including economic uncertainty in the retail industry, in which the Company has a significant number of customers; currency fluctuations; and other risks detailed in the Company’s registration statements and periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

MSTR-F

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended
	March 31,
	2016	2015
	(unaudited)	(unaudited)
Revenues
Product licenses	$22,399	$20,757
Subscription services	7,354	6,665

Total product licenses and subscription services	29,753	27,422
Product support	68,497	69,305
Other services	20,765	27,144

Total revenues	119,015	123,871

Cost of revenues
Product licenses	2,136	1,309
Subscription services	3,092	3,379

Total product licenses and subscription services	5,228	4,688
Product support	3,273	3,336
Other services	14,322	19,074

Total cost of revenues	22,823	27,098

Gross profit	96,192	96,773

Operating expenses
Sales and marketing	36,577	36,520
Research and development	17,575	15,398
General and administrative	22,219	22,125
Restructuring costs	25	85

Total operating expenses	76,396	74,128

Income from operations	19,796	22,645
Interest income, net	403	2
Other (expense) income, net	(1,668)	4,750

Income before income taxes	18,531	27,397
Provision for income taxes	4,259	6,937

Net income	$14,272	$20,460

Basic earnings per share (1):	$1.25	$1.81

Weighted average shares outstanding used in computing basic earnings per share	11,408	11,321

Diluted earnings per share (1):	$1.24	$1.79

Weighted average shares outstanding used in computing diluted earnings per share	11,479	11,455

(1)	Basic and fully diluted earnings per share for class A and class B common stock are the same.

MICROSTRATEGY INCORPORATED

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	March 31,	December 31,
	2016	2015*
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$308,887	$292,341
Restricted cash	701	618
Short-term investments	227,410	193,320
Accounts receivable, net	56,558	68,154
Prepaid expenses and other current assets	14,563	10,881

Total current assets	608,119	565,314
Property and equipment, net	63,228	65,664
Capitalized software development costs, net	13,902	15,855
Deposits and other assets	2,103	2,072
Deferred tax assets, net	5,826	7,989

Total Assets	$693,178	$656,894

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$27,836	$31,840
Accrued compensation and employee benefits	36,573	40,067
Accrued restructuring costs	33	56
Deferred revenue and advance payments	131,437	100,695

Total current liabilities	195,879	172,658
Deferred revenue and advance payments	10,183	8,995
Other long-term liabilities	19,252	19,943
Deferred tax liabilities	16	17

Total Liabilities	225,330	201,613

Stockholders’ Equity
Preferred stock undesignated, $0.001 par value; 5,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $0.001 par value; 330,000 shares authorized; 15,794 shares issued and 9,389 shares outstanding, and 15,771 shares issued and 9,366 shares outstanding, respectively	16	16
Class B convertible common stock, $0.001 par value; 165,000 shares authorized; 2,035 shares issued and outstanding, and 2,035 shares issued and outstanding, respectively	2	2
Additional paid-in capital	532,284	534,651
Treasury stock, at cost; 6,405 shares	(475,184)	(475,184)
Accumulated other comprehensive loss	(6,746)	(7,408)
Retained earnings	417,476	403,204

Total Stockholders’ Equity	467,848	455,281

Total Liabilities and Stockholders’ Equity	$693,178	$656,894

*	Derived from audited financial statements.

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended
	March 31,
	2016	2015
	(unaudited)	(unaudited)
Operating activities:
Net income	$14,272	$20,460
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,553	5,103
Bad debt expense	531	364
Unrealized net gain on foreign currency forward contracts	—	(949)
Non-cash restructuring costs and adjustments	—	(98)
Deferred taxes	688	4,788
Release of liabilities for unrecognized tax benefits	—	(61)
Share-based compensation expense	1,504	3,597
Excess tax benefits from share-based compensation arrangements	(1,266)	(468)
Changes in operating assets and liabilities:
Accounts receivable	11,915	16,164
Prepaid expenses and other current assets	(3,551)	377
Deposits and other assets	4	190
Accounts payable and accrued expenses	(3,093)	(6,161)
Accrued compensation and employee benefits	(4,083)	(12,951)
Accrued restructuring costs	(26)	(1,120)
Deferred revenue and advance payments	30,065	27,620
Other long-term liabilities	(686)	(1,009)

Net cash provided by operating activities	50,827	55,846
Investing activities:
Proceeds from redemption of short-term investments	63,500	90,000
Purchases of property and equipment	(193)	(1,535)
Purchases of short-term investments	(97,417)	(118,155)
Capitalized software development costs	—	(5,354)
Increase in restricted cash	(56)	(80)

Net cash used in investing activities	(34,166)	(35,124)
Financing activities:
Proceeds from sale of class A common stock under exercise of employee stock options	241	1,467
Payment of taxes relating to net exercise of employee stock options	(3,739)	—
Excess tax benefits from share-based compensation arrangements	1,266	468
Payments on capital lease obligations and other financing arrangements	(122)	(164)

Net cash (used in) provided by financing activities	(2,354)	1,771
Effect of foreign exchange rate changes on cash and cash equivalents	2,239	(4,318)

Net increase in cash and cash equivalents	16,546	18,175
Cash and cash equivalents, beginning of period	292,341	146,919

Cash and cash equivalents, end of period	$308,887	$165,094

MICROSTRATEGY INCORPORATED

REVENUE AND COST OF REVENUE DETAIL

(in thousands)

	Three Months Ended
	March 31,
	2016	2015
	(unaudited)	(unaudited)
Revenues
Product licenses and subscription services:
Product licenses	$22,399	$20,757
Subscription services	7,354	6,665

Total product licenses and subscription services	29,753	27,422

Product support	68,497	69,305
Other services:
Consulting	18,486	24,704
Education	2,279	2,440

Total other services	20,765	27,144

Total revenues	119,015	123,871

Cost of revenues
Product licenses and subscription services:
Product licenses	2,136	1,309
Subscription services	3,092	3,379

Total product licenses and subscription services	5,228	4,688

Product support	3,273	3,336
Other services:
Consulting	13,033	18,147
Education	1,289	927

Total other services	14,322	19,074

Total cost of revenues	22,823	27,098

Gross profit	$96,192	$96,773

MICROSTRATEGY INCORPORATED

DEFERRED REVENUE DETAIL

(in thousands)

	March 31,	December 31,	March 31,
	2016	2015*	2015
	(unaudited)		(unaudited)
Current:
Deferred product licenses revenue	$13,088	$13,506	$12,946
Deferred subscription services revenue	17,593	15,763	15,300
Deferred product support revenue	164,667	158,738	162,875
Deferred other services revenue	7,411	9,149	7,966

Gross current deferred revenue and advance payments	202,759	197,156	199,087
Less: unpaid deferred revenue	(71,322)	(96,461)	(67,619)

Net current deferred revenue and advance payments	$131,437	$100,695	$131,468

Non-current:
Deferred product licenses revenue	$7,573	$5,397	$6,863
Deferred subscription services revenue	2,340	2,138	735
Deferred product support revenue	6,425	7,607	6,865
Deferred other services revenue	755	795	2,124

Gross non-current deferred revenue and advance payments	17,093	15,937	16,587
Less: unpaid deferred revenue	(6,910)	(6,942)	(5,221)

Net non-current deferred revenue and advance payments	$10,183	$8,995	$11,366

Total current and non-current:
Deferred product licenses revenue	$20,661	$18,903	$19,809
Deferred subscription services revenue	19,933	17,901	16,035
Deferred product support revenue	171,092	166,345	169,740
Deferred other services revenue	8,166	9,944	10,090

Gross current and non-current deferred revenue and advance payments	219,852	213,093	215,674
Less: unpaid deferred revenue	(78,232)	(103,403)	(72,840)

Net current and non-current deferred revenue and advance payments	$141,620	$109,690	$142,834

*	Derived from audited financial statements.

MICROSTRATEGY INCORPORATED

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(in thousands)

	Three Months Ended
	March 31,
	2016	2015
	(unaudited)	(unaudited)
Reconciliation of non-GAAP income from operations:
Income from operations	$19,796	$22,645
Share-based compensation expense	1,504	3,597
Restructuring costs	25	85

Non-GAAP income from operations	$21,325	$26,327

MICROSTRATEGY INCORPORATED

WORLDWIDE EMPLOYEE HEADCOUNT

	March 31,	June 30,	September 30,	December 31,	March 31,
	2015	2015	2015	2015	2016
Subscription services	43	37	33	37	37
Product support	138	130	127	131	135
Consulting	554	508	480	467	455
Education	19	25	27	28	31
Sales and marketing	577	515	507	513	531
Research and development	580	508	464	461	499
General and administrative	321	303	301	310	317

Total headcount	2,232	2,026	1,939	1,947	2,005